Exhibit 99.1
Reynolds American Inc.
P.O. Box 2990
Winston-Salem, NC 27102-2990

Contact	Investor Relations:	Media:	RAI 2006-10
	Ken Whitehurst	Seth Moskowitz
	(336) 741-0951	(336) 741-7698
Reynolds American CEO: ‘Progress Continues, Profits Climb’
RAI Reported EPS up 22.8%; Adjusted EPS up 8.6%
Reaffirms Full Year Forecast

At a Glance
•	Reported net income climbed 22.8 percent to $345 million; reported EPS of $2.34, up 23.2 percent

•	Adjusted net income of $279 million and EPS of $1.89 each up 8.6 percent

•	All operating companies delivered adjusted profit gains

•	R.J. Reynolds brand-portfolio momentum continues

•	Merger synergies and productivity improvements on track

•	RAI to enter smokeless tobacco category:
o	$3.5 billion acquisition of Conwood

o	R.J. Reynolds to test market Camel Snus
All references in this release to “reported” numbers refer to GAAP measurements; all “adjusted” numbers are non-GAAP. See Schedule 3 of this release for reconciliations of reported to adjusted results for first-quarter 2006.

WINSTON-SALEM, N.C. — April 27, 2006 — Reynolds American Inc. (NYSE: RAI) today announced increased first-quarter 2006 diluted EPS — on both a reported and an adjusted basis — on the strength of the new business model the company launched last year. Adjusted EPS climbed 8.6 percent from the prior-year period, as the company continued to improve productivity and pricing. The company said its first-quarter results were in line with the full-year guidance it issued on Feb. 7. RAI expects reported EPS for 2006 of $8.00 to $8.40.
-more-

First Quarter 2006 Financial Results — Highlights
(unaudited)
(all dollars in millions, except per share amounts;
for reconciliations, including GAAP to non-GAAP, see schedules 2 and 3)

	For the Three Months
	Ended March 31,
			%
	2006	2005	Change
Net sales	$1,960	$1,957	0.2%

Operating income
Reported (GAAP)	$446	$467	(4.5)%
Adjusted (Non-GAAP)	444	427	4.0%

Net income
Reported (GAAP)	$345	$281	22.8%
Adjusted (Non-GAAP)	279	257	8.6%

Net income per diluted share
Reported (GAAP)	$2.34	$1.90	23.2%
Adjusted (Non-GAAP)	1.89	1.74	8.6%
MANAGEMENT’S PERSPECTIVE
Overview
“Reynolds American’s first-quarter results reflect the progress that our operating companies continue to make in containing costs, improving brand performance and increasing profits,” said Susan M. Ivey, RAI’s chairman, president and chief executive officer. “To sum up the quarter: progress continues; profits climb.”
Ivey noted that a $65 million benefit from the resolution of prior year’s tax matters contributed to RAI’s 22.8 percent increase in first-quarter reported net income. On an adjusted basis, she said, profit improvements of 8.6 percent were the result of increased pricing and productivity, as well as some non-operating cost benefits.

“On an adjusted basis, all of our operating companies increased quarterly profits,” she said, “and our strategies for investment-brand growth and productivity improvements remain right on track.”
Ivey said that the company’s first-quarter performance was marked by dynamics that demonstrate Reynolds American’s ability to strengthen its businesses and deliver sustainable earnings growth.
“For example,” she said, “R.J. Reynolds’ full-price mix improved a full percentage point from the prior-year quarter — which means that higher-priced, more profitable brands are becoming a bigger part of the business, even as they have continued to increase in price.
“That is especially notable when you consider that adult smokers are displaying an increased preference for premium brands at the same time they face inflationary pressures, as well as higher tax rates,” she said. “The fact that full-price performance improved speaks to the strength of our business model, as well as favorable industry marketplace dynamics.”
Ivey also noted that RAI’s $3.5 billion acquisition of Conwood, announced this week, marks another important milestone in Reynolds American’s drive to further strengthen its position as a leader in the tobacco industry.
“Conwood has an impressive performance record. It is the nation’s second-largest manufacturer of moist snuff. It has the No. 1 or No. 2 position in every smokeless category. And its brands deliver superior margins,” Ivey said.
“Conwood has been the growth leader in the moist snuff category, where it has built a 23 percent share of market. And the moist snuff category itself has been growing at an annual rate of 4 percent to 5 percent for the past five years,” she said.
“So this acquisition provides us with an important and significant platform that would have taken years to build. We are excited by this unique opportunity to gain immediate scale and strength in the growing moist snuff category.”
Brand Performance
Summing up R.J. Reynolds’ brand performance for the first quarter, Lynn J. Beasley, R.J. Reynolds’ president and chief operating officer, said, “Our key goal is to grow share on our two investment brands, Camel and Kool, while we profitably manage the remainder of our portfolio. And that’s happening. By all measures, we are doing well.”
Beasley said that during the quarter, Information Resources, Inc. (IRI), the company that provides R.J. Reynolds with retail share of market data, refined its methodology to provide better information upon which to base comparisons. IRI has restated the 2005 share performance of R.J. Reynolds brands based on the new criteria, so 2006 performance can be compared with 2005. Based on those comparisons, the combined first-quarter share of the company’s investment brands was 10.29 points, up 0.78 percentage points from the first quarter of 2005.
“Overall, industry fundamentals are good,” Beasley said. “We are, however, seeing increased activity in the menthol category in the form of free-product promotions. Nonetheless, Kool gained 0.21 share points during the quarter, as it continued to benefit from the enhanced retail presence and focus it receives as one of our two investment brands.”

Beasley said that Camel also continued its growth momentum, as well as its heritage of innovation with the first-quarter introduction of Camel Wides tattoo packs. Camel also initiated new efforts to enhance the performance of the brand’s menthol styles, including product and packaging upgrades, as well as increases in marketing support and retail presence. These efforts have already generated growth in Camel menthol’s distribution and share of market. The first-quarter share for Camel’s filtered styles was 7.20 percent, a 0.56 point increase from the prior-year period.
Later in the second quarter, Camel plans to begin a test market of Camel Snus (pronounced “snoose”), a smokeless, spitless tobacco product that will come in a small pouch that is placed between the lip and gum. Camel Snus is different from most moist snuff sold in the United States: its tobacco is pasteurized, not fermented, and it contains less moisture and salt than moist snuff. As a result, Camel Snus does not require the consumer to spit, making it a convenient option for adult tobacco consumers. Test markets will be conducted in Portland, Ore., and Austin, Texas.
“The test markets will provide an opportunity to generate valuable learning regarding the potential business opportunity for snus,” Beasley said. “This test is consistent with our desire to offer a variety of differentiated products to adult tobacco consumers.”
Other Dynamics
RAI’s chief financial officer, Dianne M. Neal, said that the company’s first-quarter performance “fully met all of our expectations.” She noted that R.J. Reynolds’ first-quarter volume, which declined 1.6 percent, benefited from a favorable comparison to the first quarter of 2005, which had weak volume, due to retailers accumulating inventory in late 2004. Neal said the company continues to expect R.J. Reynolds’ full-year volume to decline by about 5 percent in 2006.
Neal also said that the second quarter may be marked by increased volume due to trade inventory adjustments associated with the upcoming implementation of R.J. Reynolds’ new SAP systems platform. She noted that any inventory increases in the second quarter would likely be balanced by corresponding decreases in the third quarter.
Neal said that RAI remains on track to reach its goal of achieving $600 million in annualized merger synergies by the end of 2006. In addition, she said, the company has already begun to make progress against its goal of $325 million in new productivity gains over the next five years.
“Like 2005,” Neal said, “we expect 2006 to be another dynamic year of profitable growth — and we’re already off to a solid start.”
FULL YEAR FORECAST
Reynolds American has reaffirmed its full-year 2006 forecast. The company continues to expect reported EPS of $8.00 to $8.40.
The reported EPS estimate includes the after-tax effect of:

•	$125 million to $150 million in pre-tax incremental merger-related synergies, which will be partially offset by pre-tax merger-related costs of approximately $50 million.

•	$75 million to $100 million in pre-tax productivity initiatives for the year, against a five-year plan to deliver approximately $325 million in new productivity savings.

•	A $65 million net tax benefit in the first quarter resulting from the favorable resolution of prior years’ tax matters.
The company expects its year-end balance sheet to remain strong, with cash and short-term investments of about $2.7 billion (which includes merger-related cash costs of about $150 million), and year-end debt of $1.6 billion.
This forecast excludes any impact from the Conwood acquisition, which was announced this week.
CONFERENCE CALL WEBCAST TODAY
Reynolds American will webcast a conference call to discuss first-quarter 2006 results at 9:30 a.m. Eastern Time on Thursday, April 27, 2006. The call will be available live online on a listen-only basis. To register for the call, please visit the “Investors” section of www.ReynoldsAmerican.com. A replay of the call will be available on the site for 30 days. Remarks made during the conference call will be current at the time of the call and will not be updated to reflect subsequent material developments. Although news media representatives will not be permitted to ask questions during the call, they are welcome to monitor the remarks on a listen-only basis. Following the call, media representatives may direct inquiries to Seth Moskowitz at (336) 741-7698.
RISK FACTORS
Statements included in this news release that are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding RAI’s future performance and financial results inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include:
•	the substantial and increasing regulation and taxation of the tobacco industry;

•	various legal actions, proceedings and claims relating to the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of tobacco products that are pending or may be instituted against RAI or its subsidiaries;

•	the substantial payment obligations and limitations on the advertising and marketing of cigarettes under the MSA and other state settlement agreements;

•	the continuing decline in volume in the domestic cigarette industry;

•	competition from other manufacturers, including any new entrants in the marketplace;

•	increased promotional activities by competitors and the growth of deep-discount cigarette brands;

•	the success or failure of new product innovations and acquisitions;

•	the responsiveness of both the trade and consumers to new products, marketing strategies and promotional programs;

•	the ability to realize the benefits and synergies arising from the combination of RJR Tobacco and the U.S. cigarette and tobacco business of B&W;

•	the ability to achieve efficiencies in manufacturing and distribution operations without negatively affecting sales;

•	the cost of tobacco leaf and other raw materials and other commodities used in products, including future market pricing of tobacco leaf which could adversely impact inventory valuations;

•	the effect of market conditions on foreign currency exchange rate risk, interest rate risk and the return on corporate cash;

•	the effect of market conditions on the performance of pension assets or any adverse effects of any new legislation or regulations changing pension expense accounting or required pension funding levels;

•	the rating of RAI’s and RJR’s securities;

•	any restrictive covenants imposed under RAI’s and RJR’s debt agreements;

•	the possibility of fire, violent weather and other disasters that may adversely affect the manufacturing facilities;

•	any adverse effects from the transition of the packaging operations formerly conducted by RJR Packaging, LLC, a wholly owned subsidiary of RJR Tobacco, to the buyers of RJR Packaging, LLC’s businesses;

•	any adverse effects arising out of the implementation of an SAP enterprise business system in the third quarter of 2006;

•	the potential existence of significant deficiencies or material weaknesses in internal controls over financial reporting that may be identified during the performance of testing required under Section 404 of the Sarbanes-Oxley Act of 2002; and

•	the failure to consummate the announced acquisition of Conwood, or to realize the anticipated benefits and synergies arising from such acquisition, if consummated.
Due to these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as provided by federal securities laws, RAI is not required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
ABOUT US
Reynolds American Inc. (NYSE: RAI) is the parent company of R.J. Reynolds Tobacco Company, Santa Fe Natural Tobacco Company, Inc., Lane Limited and R.J. Reynolds Global Products, Inc. R.J. Reynolds Tobacco Company, the second-largest U.S. tobacco company, manufactures about one of every three cigarettes sold in the country. The company’s brands include five of the 10 best-selling U.S. brands: Camel, Kool, Winston, Salem and Doral. Santa Fe Natural Tobacco Company, Inc. manufactures Natural American Spirit cigarettes and other tobacco products for U.S. and international markets. Lane Limited manufactures several roll-your-own, pipe tobacco and little cigar brands, and distributes Dunhill tobacco products. R.J. Reynolds Global Products, Inc. manufactures, sells and distributes American-blend cigarettes and other tobacco products to a variety of customers worldwide. Copies of RAI’s news releases, annual reports, SEC filings and other financial materials are available at www.ReynoldsAmerican.com.
(financial and volume tables follow)

Schedule 1
REYNOLDS AMERICAN INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME-GAAP
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Quarter Ended
	March 31,
	2006	2005
Net sales	$1,815	$1,812
Net sales, related party	145	145

	1,960	1,957
Cost of products sold	1,165	1,111
Selling, general and administrative expenses	342	364
Amortization expense	7	15

Operating income	446	467

Interest and debt expense	35	24
Interest income	(36)	(17)
Other expense, net	—	4

Income from continuing operations before income taxes	447	456

Provision for income taxes	167	175

Income from continuing operations	280	281

Extraordinary item — gain on acquisition (1)	65	—

Net income	$345	$281

Basic income per share:
Income from continuing operations	$1.90	$1.91
Extraordinary item (1)	0.44	—

Net income	$2.34	$1.91

Diluted income per share:
Income from continuing operations	$1.90	$1.90
Extraordinary item (1)	0.44	—

Net income	$2.34	$1.90

Basic weighted average shares, in thousands	147,477	147,384

Diluted weighted average shares, in thousands	147,642	147,584

(1)	Includes adjustments to the 2000 extraordinary gain on acquisition, resulting from favorable resolution of prior-years’ tax matters.

Schedule 2
REYNOLDS AMERICAN INC.
Reconciliation of 2005 GAAP Results to 2006 GAAP Results
(Dollars in Millions)
(Unaudited)

	First Quarter
	Operating	Net
	Income	Income
2005 Results	$467	$281
Deduct 2005 Phase II growers’ trust offset	(65)	(39)
Add back 2005 federal tobacco buyout assessment	3	2
Add back 2005 merger/integration costs	22	13
Federal tobacco buyout assessment	9	6
Merger/integration costs	(7)	(5)
Extraordinary gain on acquisition	—	65
Operations and other	17	22

2006 Results	$446	$345

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	March 31,	December 31,
	2006	2005
Assets
Cash and cash equivalents	$1,705	$1,333
Short-term investments	476	1,373
Other current assets	2,338	2,359
Trademarks, net	2,185	2,188
Goodwill	5,672	5,672
Other noncurrent assets	1,551	1,594

	$13,927	$14,519

Liabilities and shareholders’ equity
Tobacco settlement and related accruals	$1,909	$2,254
Current maturities of long-term debt	190	190
Accrued liabilities and other current liabilities	1,575	1,705
Long-term debt (less current maturities)	1,545	1,558
Long-term deferred income taxes	562	639
Long-term retirement benefits	1,185	1,374
Other noncurrent liabilities	243	246
Shareholders’ equity	6,718	6,553

	$13,927	$14,519

Schedule 3
REYNOLDS AMERICAN INC.
Reconciliation of GAAP to Adjusted Results
RAI management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the overall company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics. “Adjusted” (non-GAAP) results are not, and should not be viewed as, substitutes for “reported” (GAAP) results.
First Quarter:

	2006			2005
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS
GAAP results	$446	$345	$2.34	$467	$281	$1.90
The GAAP results include the following expense (income):
Federal tobacco buyout assessment	(9)	(6)	(0.04)	3	2	0.01
Phase II growers’ trust offset	—	—	—	(65)	(39)	(0.26)
Merger/integration costs	7	5	0.03	22	13	0.09
Extraordinary gain on acquisition	—	(65)	(0.44)	—	—	—

Total adjustments	(2)	(66)	(0.45)	(40)	(24)	(0.16)

Adjusted results	$444	$279	$1.89	$427	$257	$1.74

Schedule 4
R.J.REYNOLDS / INDUSTRY QUARTERLY VOLUMES
THREE MONTHS ENDING MARCH 31,
(VOLUME IN BILLION UNITS)

			CHANGE
	Q1 2006	Q1 2005	UNITS	%
CAMEL (Filter Styles)	5.4	4.9	0.5	10.1%
KOOL	2.8	2.7	0.1	4.0%
TOTAL INVESTMENT BRANDS	8.2	7.6	0.6	7.9%

TOTAL SELECTIVE SUPPORT BRANDS	10.2	10.6	-0.4	-3.7%

TOTAL NON-SUPPORT BRANDS	6.2	6.8	-0.6	-8.7%

TOTAL RJRT DOMESTIC	24.6	25.0	-0.4	-1.6%
OTHER RAI COMPANIES	0.6	0.6	0.0	7.0%
TOTAL RAI	25.2	25.5	-0.3	-1.4%

TOTAL RJRT	24.6	25.0	-0.4	-1.6%
TOTAL FP	15.0	15.0	0.0	0.2%
TOTAL SAVINGS	9.6	10.0	-0.4	-4.2%
FP/TOTAL MIX	61.0%	59.9%	1.1%

INDUSTRY	88.5	87.9	0.5	0.6%
FULL PRICE	63.6	62.7	0.9	1.5%
SAVINGS	24.9	25.2	-0.4	-1.5%
FP/TOTAL MIX	71.9%	71.3%	0.6%
Numbers may not add due to rounding
Other RAI Companies include U.S. volume for Santa Fe Natural Tobacco Co. and Lane Limited, as well as volume for Puerto Rico and other U.S. territories.

Schedule 5
R.J.REYNOLDS — QUARTERLY RETAIL SHARE OF MARKET
THREE MONTHS ENDING MARCH 31,

	Q1 2006	Q1 2005	CHANGE
CAMEL (Filter Styles)	7.20	6.64	0.56
KOOL	3.09	2.87	0.21

TOTAL INVESTMENT BRANDS	10.29	9.51	0.78

TOTAL SELECTIVE SUPPORT BRANDS	12.05	12.86	-0.81

TOTAL NON-SUPPORT BRANDS	7.61	8.25	-0.64

TOTAL RJRT DOMESTIC	29.95	30.62	-0.67
Numbers may not add due to rounding
Retail shares of market are as reported by Information Resources Inc.